As filed with the Securities and Exchange Commission on April 10, 2015

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________
ENUMERAL BIOMEDICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	99-0376434
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

(617) 945-9146

(Address, Including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

ENUMERAL BIOMEDICAL HOLDINGS, INC. 2014 EQUITY INCENTIVE PLAN

(Full Title of Plan)

Arthur H. Tinkelenberg

President and Chief Executive Officer

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

(617) 945-9146

(Name and Address, Including Zip Code,
and Telephone Number, Including Area Code, of Agent for Service)

With copy to
Michael D. Schwamm

Duane Morris LLP

1540 Broadway

New York, New York 10036-4086

(212) 692-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	8,100,000 shares	$0.825	$6,682,500	$776.51

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s shares of outstanding Common Stock. Also pursuant to Rule 416 under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Enumeral Biomedical Holdings, Inc. 2014 Equity Incentive Plan. In addition, this Registration Statement covers the resale by certain Selling Stockholders named in the prospectus included in and filed with this Form S-8 of certain of the shares of Registrant’s Common Stock subject to this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).

(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act solely for the purposes of calculating the amount of the registration fee, based on the average of the high and low sales prices of the Registrant’s Common Stock on the Over-the-Counter Bulletin Board on April 7, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Enumeral Biomedical Holdings, Inc. (the “Company”, “we”, or “us”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 8,100,000 shares of our common stock, par value $0.001 per share (the “Common Stock”), issuable pursuant to our Enumeral Biomedical Holdings, Inc. 2014 Equity Incentive Plan, and to file a prospectus, prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, to be used for reoffers and resales of Common Stock acquired by persons to be named therein upon the exercise of options granted under our Enumeral Biomedical Holdings, Inc. 2014 Equity Incentive Plan.

Pursuant to the Note to Part I on Form S-8, the documents containing the information specified in Part I of this Registration Statement will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed, and are not filed, with the United States Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

Enumeral Biomedical Holdings, Inc.
Common Stock (Par Value $0.001 Per Share)

8,100,000 shares of Common Stock under
the Enumeral Biomedical Holdings, Inc. 2014 Equity Incentive Plan

This prospectus relates to shares (the “Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired or will acquire such Shares in connection with the exercise of stock options granted, and with stock or other awards made, under the Company’s 2014 Equity Incentive Plan, as amended (the “Plan”). The Plan is intended to provide incentives which will attract, retain, and motivate highly competent persons such as officers, key employees, directors, and consultants to our Company by providing them opportunities to acquire shares of our Common Stock. Additionally, the Plan is intended to assist in further aligning the interests of our officers, key employees, directors and consultants to those of our other stockholders.

The persons who are issued such stock may include our directors, officers and/or other key employees and consultants, certain of whom may be considered our “affiliates”. Such persons may, but are not required to, sell the shares they acquire pursuant to this prospectus. If any of such persons desires to sell any of such stock pursuant to this prospectus, we will file with the Securities and Exchange Commission an update to this prospectus naming such person as a selling shareholder and indicating the number of shares such person is offering pursuant to this prospectus. See “Selling Stockholders” beginning on page 21 of this prospectus. Our Common Stock is quoted on the OTC Bulletin Board (“OTCBB”) under the symbol “ENUM.” On April 6, 2015, the closing price of the Common Stock, as reported by the OTCBB, was $0.72 per share.

We will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. However, we will generate proceeds in the event of an exercise of stock options or similar securities by the Selling Stockholders. We intend to use those proceeds, if any, for general corporate purposes. The Shares may be offered from time to time by any or all of the Selling Stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as such Selling Stockholder may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” Sales may be made through brokers or to dealers, who are expected to receive customary commissions or discounts. We are paying all expenses of registration incurred in connection with this offering, but the Selling Stockholders will pay all brokerage commissions and other selling expenses.

The Selling Stockholders and participating brokers and dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in which event any profit on the sale of shares of those Selling Stockholders and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

See “Risk Factors” beginning on Page 6 of this Prospectus for a discussion of certain risks and other factors that you should consider before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 10, 2015.

You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The Common Stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the United States Securities and Exchange Commission (the “SEC” or the “Commission”). You can read and copy the reports, proxy statements and other information filed by the Company with the Commission at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Additionally, we are required to file electronic versions of those materials with the Commission through the Commission’s EDGAR system. The Commission maintains an Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

This prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the Commission under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which we have omitted, in accordance with the rules and regulations of the Commission. You should refer to the full Registration Statement for further information with respect to the Company and our Common Stock.

Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

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No person is authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereto.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information that we file with the Commission, which means that we can disclose important information to you by referring you to the other information we have filed with the Commission. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information.

The following documents filed by us with the Commission pursuant to Section 13 of the Exchange Act (File No. 333-185891) are incorporated by reference in this Registration Statement:

(i)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(ii)	our Current Report on Form 8-K for the events occurring on March 19, 2015 and April 7, 2015; and

(iv)	the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on April 3, 2015, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to the Company contained in this prospectus should be read together with the information in the documents incorporated by reference.

We will provide without charge to each person to whom a copy of this prospectus is delivered, on written or oral request, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for copies can be made by writing or telephoning us at 200 CambridgePark Drive, Suite 2000, Cambridge, Massachusetts 02140, Attention: Secretary; telephone number: (617) 945-9146.

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Unless the context indicates otherwise, all references in this prospectus to “Enumeral Biomedical Holdings,” the “Company,” “we,” “us” and “our” refer to Enumeral Biomedical Holdings, Inc., and its wholly-owned subsidiaries, Enumeral Biomedical Corp. and Enumeral Securities Corporation; and references to “Enumeral” refer to Enumeral Biomedical Corp.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, in the section captioned “Risk Factors.” Any and all statements contained in this Prospectus that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Prospectus may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of commercially viable pharmaceuticals, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity, our inability to expand our business, significant government regulation of pharmaceuticals and the healthcare industry, lack of product diversification, volatility in the price of our raw materials, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Prospectus appears in the section captioned “Risk Factors” and elsewhere in this Prospectus.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Prospectus to reflect any new information or future events or circumstances or otherwise, except as required by law.

Readers should read this Prospectus in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Prospectus, and other documents which we may file from time to time with the SEC.

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THE COMPANY

We are in the business of discovering and developing novel immunomodulators that help the immune system fight cancer and other diseases. We believe that our proprietary platform technology gives us a unique ability to understand how different classes of immune cells function to provide effective anti-cancer responses following treatment with immunomodulators. Our platform enables us to extensively interrogate rare immune cells from the tumor microenvironment of human patients to determine which combinations of proteins and cell types should be targeted by immunomodulators and which patients will benefit from such treatments. Our strategy is to develop a pipeline of antibody therapeutics and to utilize our platform to determine optimal combinations with other therapies through both internal efforts and partnered development programs. We are initially developing antibodies against a number of classes of immunomodulatory proteins expressed on the surface of cells of the immune system that have potential for the treatment of cancer, autoimmune, and inflammatory diseases. We believe that our differentiated understanding of the tumor microenvironment in humans will enable our antibody candidates to become best-in-class therapies providing superior response rates and prolonged patient survival.

Our current efforts are aimed at developing antibodies that modulate tumor- and tissue-infiltrating lymphocyte (known as “TIL”) functions more selectively than current therapies, via modulation of regulatory proteins known as “checkpoints.” Checkpoint proteins coordinate appropriate immune system responses, but cancer cells can bypass these responses to evade destruction by the immune system. The tumor microenvironment can have profound effects on whether a therapeutic strategy will be successful, owing to the presence of both cancer-killing effector cells and tumor-promoting immunosuppressive cells. Not all patients are equally responsive to approved checkpoint modulators, and these modulators appear to vary in their ability to treat different types of cancer.

Our principal objective is to use our platform technology to accelerate the discovery and development of therapeutic products, particularly antibody therapies, for the treatment of cancer, autoimmune, and inflammatory diseases. Our antibody selection strategy identifies antibodies based on their ex vivo modulation of the activity of human TILs in human biopsy samples. Key elements of our strategy include:

•	Employing our proprietary technology to discover monoclonal antibodies;
•	Engaging in internal product discovery programs to develop novel immunotherapies; and
•	Establishing partnerships with leading biopharmaceutical companies to accelerate product development, regulatory approvals, and commercialization and to leverage our technological resources.

We believe our approach will provide a rational basis for expanding the use of checkpoint modulators within cancer, for selecting combinations of checkpoint modulators and other TIL-targeted therapies, and for expanding use of checkpoint modulators to indications outside of oncology, informed by the measurement of human cell function and response to drug candidates. If we are successful in measuring patient responses to our antibody drug candidates, we may substantially reduce the time-consuming testing processes typically required in the development of new antibody therapeutics. This may also lead to significantly lowered discovery and development costs, as well as accelerated regulatory approval.

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We were incorporated in Nevada as Cerulean Group, Inc. on February 27, 2012, and converted to a Delaware corporation on July 10, 2014. On July 10, 2014, we changed our name to Enumeral Biomedical Holdings, Inc. and changed our state of incorporation from Nevada to Delaware. On July 31, 2014, our wholly owned subsidiary, Enumeral Acquisition Corp. merged with and into Enumeral Biomedical Corp., which we refer to herein as Enumeral (the “Merger”). Enumeral was the surviving corporation in the Merger and became our wholly owned subsidiary. All of the outstanding Enumeral stock was converted into shares of our common stock. As a result of the Merger, we discontinued our pre-Merger business and acquired the business of Enumeral, and are continuing the existing business operations of Enumeral as a publicly-traded company under the name Enumeral Biomedical Holdings, Inc. Also on July 31, 2014, we closed a private placement offering (the “PPO”) of 21,549,510 units of our securities, at a purchase price of $1.00 per unit, each unit consisting of one share of our common stock and a warrant to purchase one share of common stock at an exercise price of $2.00 per share and with a term of five years.

Our principal executive offices are located at 200 CambridgePark Drive, Suite 2000, Cambridge, Massachusetts 02140, our telephone number is (617) 945-9146, and our Internet website address is www.enumeral.com.

RISK FACTORS

An investment in our Common Stock involves a number of risks. You should carefully consider the following factors in addition to the other information contained in this prospectus, as well as the information incorporated by reference, before deciding to invest in our Common Stock. If any of the following risks actually occur, our business and financial results could be materially and adversely affected. In that case, the trading price of our Common Stock could decline and you could lose all or part of your investment.

Risks Related to our Business and the Industry in Which We Operate

We face technological uncertainties.

To date, we have not developed or commercialized any products utilizing our proprietary platform technology. There can be no assurance that our approach will enable us to successfully discover and develop novel therapeutics that help the immune system attack diseased cells. The discovery and development of such novel therapeutics for use in the diagnosis and treatment of cancer, infectious, autoimmune and inflammatory diseases also will be subject to the risks of failure inherent in the development of products based on new technologies. These risks include the possibilities that products based on these technologies will be ineffective or toxic, or otherwise fail to receive necessary regulatory approvals; that the products, if safe and effective, will be difficult or uneconomical to manufacture on a large scale; that third party patent rights will preclude us or our partners from marketing products; or that third parties will market equivalent or superior competing products. As a result, there can be no assurance that our research and development activities will lead to any commercially viable products in a relevant timeframe.

Biotechnology and pharmaceutical technologies have undergone and are expected to continue to undergo rapid and significant change. Our future success will depend in large part on our ability to maintain a competitive position with respect to these technologies. Rapid technological developments by our company or others may result in products or processes becoming obsolete before we recover any expenses that we incur in connection with the development of such products.

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We may not achieve profitability.

We have incurred operating losses in each year since our inception and expect to continue to have negative cash flow from operations. We experienced net losses of approximately $3.9 million and $8.2 million for the years ended December 31, 2013 and 2014, respectively. We have accumulated losses to date of approximately $17.7 million. Our future profitability will depend on our ability to increase our revenues, which is subject to a number of factors, including our ability to successfully enter into collaborations with third parties, the success of our core platform technology and research and development efforts, our ability to compete effectively in a crowded field, availability of public funding through grants and other federal funds, the time required to reach commercial revenue and profitability, if at all, and global economic and political conditions.

Our future profitability also depends on our expense levels, which are influenced by a number of factors, including the resources we devote to developing and supporting our projects and potential products, the continued progress of our research and development of potential products, our ability to improve research and development efficiencies, license fees or royalties we may be required to pay, and the potential need to acquire licenses to new technology, the availability of intellectual property for licensing or acquisition, or to use our technology in new markets, which could require us to pay unanticipated license fees and royalties in connection with these licenses.

Our expansion efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenues to offset higher expenses. These expenses, among other things, may cause our net income and working capital to decrease. If we fail to grow our revenue and manage our expenses, we may never achieve profitability, which would adversely and materially affect our ability to provide a return to our investors.

We will require additional capital to support business growth, and such capital might not be available when needed.

Continued investment will be needed to support the anticipated growth of our company. Our future capital requirements will depend on a number of factors, including, but not limited to:

•	the size and complexity of, and continued scientific progress in, our research and development programs;
•	our entry into new partnerships, and the terms of such partnering agreements;
•	competing technological and market developments;
•	the time and expense of building and maintaining our patent portfolio and enforcing patent claims; and
•	the cost of conducting commercialization activities and potentially in-licensing products, if it proves necessary to do so.

We intend to continue to make investments to support business growth and may require additional funds to respond to business challenges, which may include the need to develop new products, conduct clinical trials (on our own or with our partners), enhance our operating infrastructure, and acquire complementary businesses and technologies. Equity and debt financing, however, might not be available when needed or, if available, might not be available on terms satisfactory to us. From time to time, capital markets may experience periods of disruption and instability, which can contribute to worsening economic conditions that materially adversely impact broader financial and credit markets and reduce the availability of debt and equity capital for the market as a whole and for small capitalization businesses such as ours in particular.

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In addition, to the extent additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in dilution to our shareholders. These securities may also be sold at a discount from the market price of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired and there would be a material adverse effect on our business and financial condition.

We rely on relationships with third parties for product development and commercialization, and those third parties could fail to perform as expected.

We believe that our success depends on developing and maintaining scientific and business relationships with other companies. Relying on such collaborative relationships entails risk to our future success because, among other things:

•	our partners may not devote sufficient resources to the success of our collaboration;
•	our partners may not obtain regulatory approvals necessary to continue the collaborations in a timely manner, if at all;
•	our partners may be acquired by another company and decide to terminate our collaborative partnership or cease doing business or become insolvent;
•	our partners may develop or license technologies or components competitive with our products;
•	disagreements with partners could result in litigation or termination of the relationship;
•	collaborators may not have sufficient capital resources;
•	our existing collaborations may preclude us from entering into additional future arrangements; and
•	we may not be able to negotiate future partnerships, or renew existing collaborative agreements, on acceptable terms, if at all.

Because these and other factors may be beyond our control, the development or commercialization of our products may be delayed or otherwise adversely affected.

If we or any of our partners terminate a collaborative arrangement, we may be required to devote additional resources to product development and commercialization, or we may need to cancel some development programs, which could adversely affect our product pipeline and business.

Successful development of products is uncertain.

Our development of future product candidates is subject to the risks inherent in the development of new biotechnology products, which include:

•	delays in research and development, clinical testing or manufacturing;
•	unplanned expenditures in product development, clinical testing or manufacturing;
•	failure in clinical trials or failure to receive regulatory approvals;
•	emergence of equivalent or superior products;
•	inability to manufacture product candidates on a commercial scale;
•	inability to market products due to third-party patent rights;
•	decisions by our partners not to pursue product development; and
•	failure to achieve market acceptance after regulatory approval.

Because of these and other risks, our research and development efforts or those of our partners may not result in any commercially viable products. If a significant portion of these development efforts is not successfully completed, required regulatory approvals are not obtained, or any approved products are not commercially successful, our business, financial condition and results of operations may be materially adversely affected.

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The regulatory approval process is lengthy, expensive and uncertain.

Prior to marketing, any new therapeutic product must undergo an extensive regulatory approval process in the United States (and in other countries, as applicable) to establish that the product meets minimum requirements for safety and efficacy. This regulatory process, which includes preclinical studies and clinical trials (and may also include post-marketing surveillance), can take many years to complete and require the expenditure of substantial resources. The commencement or completion of clinical trials may be delayed or halted for various reasons, including difficulty in patient accrual, inadequate drug supply, adverse medical events, lack of efficacy, and issues with evaluator institutional review boards. Data obtained from preclinical studies and clinical trials are susceptible to varying interpretations that could delay, limit or prevent regulatory approval. In addition, previously unknown problems associated with a product that come to light after marketing approval might lead to a requirement for additional clinical studies or withdrawal of the product from the market.

We have not submitted an investigational new drug, or IND, application for any product candidate, and no product candidate has been approved for commercialization in the United States or elsewhere. No assurance can be given that we or any of our partners will be able to identify a product candidate to submit for approval, conduct clinical testing, or obtain the necessary approvals from the U.S. Food and Drug Administration or other regulatory authorities for any products.

Our use of our platform technology depends on a third party license that could be terminated.

We utilize our platform technology under an exclusive license from the Massachusetts Institute of Technology. The license agreement contains certain diligence obligations relating to research and development milestones, clinical milestones, and commercialization milestones. If we fail to achieve those milestones, we could lose certain rights under the license, or even lose the license entirely, which would have a material adverse effect on our business.

We operate in a highly competitive industry, and if our competitors develop superior products and technologies, our competitive position could be compromised.

We face various types of actual and potential competition. Competition could come from both established and emerging pharmaceutical and biotechnology companies (including companies specializing in immunotherapy), academic institutions, governmental agencies, and public and private research institutions. Many of the companies against which we are likely to compete have significantly greater financial resources and expertise in research and development, preclinical testing, clinical trials, manufacturing, regulatory affairs, and marketing than we do. We also compete with small and early-stage companies, particularly with respect to collaborative arrangements with large and established companies and with respect to acquiring technologies that may be complementary to our programs. In addition, we face competition in recruiting and retaining qualified scientific and management personnel. If we are unable to compete effectively against these companies, our business, financial condition and results of operations could be materially adversely affected. Additional information concerning competition is set forth in the section entitled “Item 1. Business. Description of Business – Competition.”

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Claims that our platform technology or our products infringe third party patents could result in costly litigation.

We cannot be certain that our platform technology, our products, or their respective use, do not infringe third party patents. Third parties might allege that we are infringing their patent rights and resort to litigation against us. Although we have conducted freedom-to-operate studies, it is possible that we have failed to identify relevant patents or applications. New patent applications in the United States and elsewhere are published approximately 18 months after their initial filing. Therefore, it is possible that relevant third party patent applications have been filed, but are not yet publicly available.

We are aware of a third party U.S. patent that contains broad claims potentially relevant to some uses of our platform technology, and we are aware of a pair of third party patents that contain broad claims potentially relevant to certain therapeutic uses of our anti-PD-1 antibodies. Nevertheless, based on our analyses, if any claims in these patents were asserted against us, we do not believe our activities would be found to infringe any valid claim. If we were to challenge the validity of any claim in an issued U.S. patent in court, we would need to overcome a statutory presumption of validity that attaches to every U.S. patent. This means that in order to prevail, we would have to present clear and convincing evidence as to the invalidity of the claim(s) in question. There is no assurance that a court would find in our favor on questions of infringement or validity.

In order to avoid or to settle potential patent infringement claims, we may choose to seek a license from a third party and pay license fees, or royalties, or both. Necessary licenses might not be available on commercially reasonable terms, if at all. Ultimately, we could be prevented from commercializing a product, or forced to cease using our technology platform, as a result of patent infringement claims. Defending against claims of patent infringement or misappropriation of trade secrets could be costly and time consuming, even if we prevail in the litigation, which could materially adversely affect our business, financial condition and results of operation.

We could be unsuccessful in obtaining adequate patent protection for one or more of our potential products.

The patent position of biotechnology and pharmaceutical companies is often uncertain because it involves complex legal and factual considerations. The standards applied by the U.S. Patent and Trademark Office and foreign patent offices in granting patents are not always applied uniformly or predictably, and such standards are subject to change based on court decisions, such as recent U.S. Supreme Court cases involving patents. Consequently, patents might not issue from all of our patent applications. In the event that we are unsuccessful in obtaining adequate patent protection for one or more of our products in the future, our business could be adversely affected.

Our competitors might successfully evade our patent protection.

Notwithstanding valid patents that we may own or control through an exclusive license, our competitors may independently develop and market alternative products that are similar to ours, without infringing any of our patent rights. In addition, they may design around our patented platform technology. This could diminish our competitive advantage, particularly if the competitor is a large company with marketing resources greater than ours.

One or more of our patents could be found invalid or unenforceable if challenged in court.

If we were to initiate legal proceedings against a third party to enforce a patent covering our platform technology or one of our products, the defendant might argue successfully that the claims we are asserting are invalid or unenforceable. Even though all of our issued patents will have undergone examination by the U.S. Patent and Trademark Office or a foreign patent office, we cannot be certain that there is no invalidating prior art. If a defendant were to prevail on a legal assertion of invalidity or unenforceability, we could lose part or all of the patent protection on one or our products, or on our platform technology, which could have a materially adverse effect on our business.

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In the course of litigation, we could be subject to unfavorable publicity.

During the course of any patent litigation, there could be public announcements regarding hearings, rulings on motions, or other interim developments. If securities analysts or investors perceive such announcements as negative, our business could be adversely affected and the market price of our stock could decline.

If we fail to retain key members of our staff, or fail to attract and train skilled new employees, our ability to conduct and expand our business would be impaired.

The loss of any of our key employees could seriously harm our product development and commercialization efforts. Furthermore, as our company continues to grow, we will require additional highly trained technical and business personnel. The market for such individuals is highly competitive in the biotechnology industry, particularly in the greater Cambridge, Massachusetts area where our main office and laboratory is located. If we fail to hire, train and retain a sufficient number of qualified employees to match our growth, our ability to conduct and expand our business could be impaired.

If we become subject to claims relating to improper handling, storage or disposal of hazardous materials, we could expend significant resources to bring our company into compliance.

Our research and development processes involve the controlled storage, use and disposal of hazardous materials. We are subject to federal, state and local regulations governing the use, manufacture, storage, handling and disposal of hazardous materials and waste products. We may incur significant costs complying with both existing and future environmental laws and regulations, and we are unable to predict whether any agency will adopt regulations in the future that would have a material adverse effect on our operations. The risk of accidental contamination or injury from hazardous materials cannot be eliminated completely. In the event of an accident, we could be held liable for damages that result, and the associated liability could exceed the limits or fall outside our existing insurance coverage.

If a catastrophe strikes our research facilities, we may be unable to complete our projects for a substantial amount of time, we would experience lost revenue, and our business operations would suffer.

Our research and development facilities are located in Cambridge, Massachusetts. Although we have commercial insurance, our facilities and some pieces of equipment and biological samples are difficult to replace and could require substantial replacement lead-time. Various types of disasters, including earthquakes, fires, floods, and acts of terrorism, may affect our research and development facilities. In the event our existing research and development facilities or equipment is affected by man-made or natural disasters, we may be unable to continue research and development activities, and may fail to meet our internal objectives or our partner demands. If our research and development operations were curtailed or ceased, it would seriously harm our business. Although we have access to back-up power generators, in the event of a prolonged or even short-term power failure, we may lose biological samples stored in our freezers or growing in our incubators that could affect our ability to complete projects for ourselves or partners.

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We may face product liability claims related to the use or misuse of products employing our antibody technology.

The administration of drugs to humans, in clinical trials or after commercialization, may expose us to product liability claims. Consumers, healthcare producers or persons selling products derived from our research and development programs may be able to bring claims against us based on the use of those products in clinical trials or the sale of those products. Product liability claims may be expensive to defend and may result in significant judgments against us, which could exceed our insurance coverage.

Pharmaceutical pricing, reimbursement and related matters are uncertain.

Our business, financial condition and results of operation may be materially and adversely affected by the continuing efforts of the government and third party payors to contain or reduce the costs of healthcare. Federal and state proposals to implement government controls, as well as ongoing emphasis on managed care in the U.S. healthcare industry, may continue to put pressure on the pricing of pharmaceutical products and diagnostic tests. Cost control initiatives could decrease the price that we or our partners receives for products commercialized in the future, and also may have a material adverse effect on our business, financial condition and results of operations. To the extent that cost control initiatives have a material adverse effect on our partners, our ability to commercialize products and to realize royalties may be adversely affected.

Investment Risks

You could lose all of your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in our securities may go down as well as up. In addition, there can be no certainty that the market value of an investment in our securities will fully reflect its underlying value. You could lose your entire investment.

Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

Our common stock is currently quoted on the OTC Markets. The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not be able to satisfy the requirements of a national securities exchange for our common stock to be listed on such an exchange, which is often a more widely-traded and liquid market. Among the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market are the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the various national exchanges and markets to have our common stock listed. Should we fail to satisfy the listing standards of the national exchanges or if our common stock is otherwise rejected for listing, or if our common stock remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer. In addition, the trading market for our common stock may continue to be less liquid and our common stock price may be subject to increased volatility, making it difficult or impossible for stockholders to sell shares of our common stock.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

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Unless we are able to meet the listing requirements of a national securities exchange, such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our common stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell his, her or its shares at or near bid prices, if at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We are authorized to issue an aggregate of 300,000,000 shares of our common stock and 10,000,000 shares of “blank check” preferred stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise price) below the price you paid for your stock. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring, promoting or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our common stock may create downward pressure on our stock’s trading price.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer take a number of additional steps to approve a person’s account for transactions in penny stocks, including obtaining financial information and investment experience objectives of the person, making a reasonable determination that the transactions in penny stocks are suitable for that person, and making a reasonable determination that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. In addition, the rules require that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. Due to the additional burdens imposed by these rules, brokers may be less willing to execute transactions in securities subject to the penny stock rules, and this may make it more difficult for investors to dispose of our common stock and consequently cause a decline in the market value of our common stock.

We do not anticipate paying dividends on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure stockholders that they will not lose the entire amount of their investment.

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Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act, the Exchange Act, and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our board of directors and management, and increases our expenses. Among other things, we are required to:

•	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;
•	institute a comprehensive compliance function, including with respect to corporate governance;
•	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
•	maintain policies relating to our disclosure controls and procedures; and
•	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are significant, and much greater than that of a privately-held company. Continued compliance with the rules and regulations applicable to publicly-traded companies may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to continue to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our board of directors, particularly directors willing to serve on our audit committee.

As an emerging growth company, we may follow certain permitted corporate governance practices, and may delay adoption of new or revised accounting standards, which may make our stock less attractive and result in less protection than is accorded to investors in a non-emerging growth company.

As an emerging growth company, we are permitted to follow certain corporate governance practices and disclosure requirements that are less robust than those otherwise required by the SEC. This may provide our stockholders with less information and less protection than what is accorded to investors under a national stock exchange’s listing requirements applicable to non-emerging growth company issuers.

In addition, as an emerging growth company, we have elected to take advantage of an extended transition period for any new or revised accounting standards that may be issued by the Financial Accounting Standards Board or the SEC. This means that when a standard is issued or revised and it has different application dates for public or private companies, we can delay adoption of the standard until it applies to private companies. This may make a comparison of our financial statements with any other public company that is not an emerging growth company, or is an emerging growth company that has opted out of using the extended transition period, difficult, as different or revised standards may be used. As a result, investors may find our common stock less attractive and there may be a less active trading market for our common stock. Consequently, our stock price may be more volatile and could decline.

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Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act of 2002 requires us to include in our annual reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting. In addition, at such time, if any, as we are no longer a “smaller reporting company,” our independent registered public accounting firm will have to attest to and report on management’s assessment of the effectiveness of such internal control over financial reporting. Our compliance with Section 404 may require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we may need to retain the services of additional accounting and financial staff or consultants with appropriate public company experience and technical accounting knowledge to satisfy the ongoing requirements of Section 404.

While we intend to diligently and thoroughly document, review, test and improve our internal control over financial reporting in order to ensure compliance with Section 404, management may not be able to conclude that our internal control over financial reporting is effective. Furthermore, even if management were to reach such a conclusion, if our independent registered public accounting firm is not satisfied with the adequacy of our internal control over financial reporting, or if the independent auditors interpret the requirements, rules or regulations differently than we do, then they may decline to attest to management’s assessment or may issue a report that is qualified. Any of these events could result in a loss of investor confidence in the reliability of our financial statements, which in turn could negatively impact the price of our common stock.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Certain provisions in our certificate of incorporation and by-laws may have the effect of delaying or preventing a change of control or changes in our management. These provisions include the following:

•	authorize “blank check” preferred stock that could be issued by our board of directors to defend against a takeover attempt;
•	establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;
•	require that directors only be removed from office for cause and only upon a supermajority stockholder vote;
•	provide that vacancies on the board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office rather than by stockholders;
•	prevent stockholders from calling special meetings; and
•	prohibit stockholder action by written consent, requiring all actions to be taken at a meeting of the stockholders.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder becomes an “interested” stockholder.

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Also, in connection with the Merger, certain of our stockholders (who hold approximately 70% of the common stock), including all of the investors in the PPO, all of our pre-Merger stockholders and certain of the Enumeral stockholders (including all of Enumeral’s officers directors and principal stockholders) entered into a Voting Agreement in which they have agreed to vote their shares of our stock to elect certain directors specified in the Voting Agreement. The Voting Agreement will terminate two years from the date of closing of the Merger.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of our company.

Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock with powers, rights and preferences designated by it. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of our company.  The ability of our board of directors to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares or the temporary increase in market price that such an attempt could cause.  Moreover, the issuance of such additional shares of preferred stock to persons friendly to our board of directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

The sale of a significant number of registered shares of our common stock may cause our stock price to decline.

In November 2014, we registered 53,035,356 shares of common stock, consisting of 29,302,164 outstanding shares of common stock and 23,733,192 shares of common stock issuable upon exercise of outstanding warrants. The sale of these shares of our common stock will lead to an increase in the public float of our common stock, and such increase may cause the market price of our common stock to decline or fluctuate significantly.

An increase in the number of registered shares of our Common Stock will increase our public float and may cause our stock price to decline.

With this registration statement, we are registering an additional 8,100,000 shares of Common Stock. The registration of the additional shares of our Common Stock will have the immediate effect of increasing the public float of our Common Stock and any such increase may cause the market price of our Common Stock to decline or fluctuate significantly.

***

The risks above do not necessarily comprise all of those associated with an investment in the Company. This Prospectus contains forward looking statements that involve unknown risks, uncertainties and other factors that may cause the actual results, financial condition, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Factors that might cause such a difference include, but are not limited to, those set out above.

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SELLING STOCKHOLDERS

The following table sets forth, as of April 3, 2015 (the “Determination Date”), the following: (a) the name and position or positions with the Company of each executive officer or director of the Company who is a Selling Stockholder; (b) the number of shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by such Selling Stockholder as of the date of this prospectus; (c) the number of shares of Common Stock that such Selling Stockholder may offer for sale from time to time pursuant to this prospectus, whether or not such Selling Stockholder has a present intention to do so; and (d) the number of shares of Common Stock to be beneficially owned by such Selling Stockholder following the sale of all shares that may be so offered, assuming no other change in the beneficial ownership of the Company’s Common Stock by such Selling Stockholder after the date of this prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Following the sale of all shares that may be offered, no Selling Stockholder owns more than 1% of the Company’s Common Stock, other than Daniel B. Wolfe, Ph.D., Allan Rothstein, John J. Rydzewski and Arthur H. Tinkelenberg, Ph.D., as outlined in the table below.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

Selling Stockholder	Principal Position with the Company (1)	Shares Beneficially Owned (2)	Number of Shares Offered for Resale (13)	Shares Beneficially Owned After the Resale (2)
				Number	Percent (14)
Daniel B. Wolfe, Ph.D.	Director	9,794,824 (3)	80,000	9,721,488	18.2%
Allan Rothstein	Director	2,106,127 (4)	105,175	2,030,339	3.9%
John J. Rydzewski	Executive Chairman	1,476,346 (5)	529,434	1,223,988	2.4%
Arthur H. Tinkelenberg, Ph.D.	Chief Executive Officer, President and Director	1,467,146 (6)	500,861	1,243,361	2.4%
Barry Buckland, Ph.D.	Director	306,886 (7)	86,127	244,168	*
Paul J. Sekhri	Director	30,002 (8)	80,000	--	--
Robert L. Van Nostrand	Director	30,002 (9)	80,000	--	--
Derek Brand	Vice President of Business Development	279,261 (10)	329,399	--	--
Anhco Nguyen, Ph.D.	Vice President of Research and Development	128,787 (11)	239,888	--	--
Kevin G. Sarney	Vice President of Finance, Chief Accounting Officer and Treasurer	-- (12)	350,000	--	--

* Less than 1%.

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(1)	Each of our executive officers and directors named above (collectively, the “Restricted Holders”) entered into agreements (the “Lock-Up and No Shorting Agreements”), whereby they are restricted for a period of 18 months (in the case of directors) or 24 months (in the case of officers) after the July 31, 2014 from making certain sales or dispositions of our Common Stock held by them immediately after such date, except in certain limited circumstances and subject to termination with the written approval of the lead underwriter of any underwritten public offering of the Company’s securities with gross proceeds of $40,000,000 or more or upon the Restricted Holder’s resignation from the board, resignation or termination as an employee of the Company, as applicable.

(2)	The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act. Shares underlying options are reflected only to the extent that the option is exercisable as of, or within 60 days after, the date of this prospectus. As a result, “Shares Beneficially Owned” may not reflect all of the Shares that may be sold pursuant to this Registration Statement.

(3)	Consists of 7,966,368 shares of common stock owned directly by Harris & Harris Group, Inc. (“Harris”), 255,120 shares that Harris has the right to acquire upon the exercise of warrants that are exercisable within 60 days of the Determination Date, 1,500,000 shares that Harris has the right to acquire upon the exercise of PPO Warrants that are exercisable within 60 days of the Determination Date, and 73,336 shares of common stock that Daniel B. Wolfe, a director of the Company, has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date, provided however, that Dr. Wolfe has assigned the economic benefit of the option to Harris. 7,966,368 shares of common stock and warrants to purchase 1,755,120 shares of common stock owned by Harris is pledged as security for a margin account. Dr. Wolfe, along with Douglas W. Jamison, Alexei Andreev and Misti Ushio, are managing directors of Harris and as such may be deemed to have shared voting and dispositive power over the share of common Stock beneficially owned by Harris. However, each of such persons disclaims beneficial ownership over such shares of Common Stock except as to their pecuniary interest therein of 325,651, 375,029, 301,576 and 292,602 shares, respectively.

(4)	Consists of 1,728,960 shares of common stock owned directly by Mr. Rothstein, 270,427 shares that Mr. Rothstein has the right to acquire upon the exercise of warrants that are exercisable within 60 days of the Determination Date, 50,000 shares that Mr. Rothstein has the right to acquire upon the exercise of PPO Warrants that are exercisable within 60 days of the Determination Date, and 56,740 shares that Mr. Rothstein has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date.

(5)	Consists of 1,264,637 shares of common stock owned directly by Mr. Rydzewski, 188,785 shares that Mr. Rydzewski has the right to acquire upon the exercise of warrants that are exercisable within 60 days of the Determination Date and 22,924 shares that Mr. Rydzewski has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date. Does not include shares that Mr. Rydzewski has the right to acquire upon exercise of options subject to performance based criteria, which criteria has not yet been achieved.

(6)	Consists of 1,272,018 shares of common stock owned directly by Dr. Tinkelenberg, 172,204 shares that Dr. Tinkelenberg has the right to acquire upon the exercise of warrants that are exercisable within 60 days of the Determination Date and 22,924 shares that Dr. Tinkelenberg has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date. Does not include shares that Dr. Tinkelenberg has the right to acquire upon exercise of options subject to performance based criteria, which criteria has not yet been achieved.

(7)	Consists of 68,882 shares of common stock owned directly by Dr. Buckland and 175,286 shares of common stock owned by BiologicB, LLC, a company wholly-owned by Dr. Buckland, and 62,718 shares that Dr. Buckland has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date.

(8)	Consists of 30,002 shares that Mr. Sekhri has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date.

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(9)	Consists of 30,002 shares that Mr. Van Nostrand has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date.

(10)	Consists of 279,261 shares that Mr. Brand has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date. Does not include shares that Mr. Brand has the right to acquire upon exercise of options subject to performance based criteria, which criteria has not yet been achieved.

(11)	Consists of 128,787 shares that Dr. Nguyen has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date. Does not include shares that Dr. Nguyen has the right to acquire upon exercise of options subject to performance based criteria, which criteria has not yet been achieved.

(12)	Mr. Sarney commenced employment with the Company on July 31, 2014. As of the date hereof, Mr. Sarney did not beneficially own any shares.

(13)	Includes shares issued or issuable upon exercise of options (including options that are not exercisable as of, or within 60 days after, the date of this prospectus) and shares granted to such directors or employees under the Plan. Some of these shares may have been sold prior to the date of this prospectus.

(14)	Percentage is computed with reference to 51,607,665 shares of our common stock outstanding as of the Determination Date, and assumes the exercise of all presently exercisable options by the selling shareholders and the sale of all shares offered by the selling shareholders under this prospectus.

* * *

The Company may supplement this prospectus from time to time as required by the rules of the Commission to include certain information concerning the security ownership of the Selling Stockholders or any new Selling Stockholders, the number of securities offered for resale and the position, office or other material relationship which a Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates.

USE OF PROCEEDS

Shares covered by this prospectus will be sold by the Selling Stockholders as principals for their own account. We will not receive any proceeds from sales of any shares by Selling Stockholders.

Shares covered by this Prospectus may be issuable upon exercise of options or similar securities to purchase our Common Stock. As such, if a Selling Stockholder exercises all or any portion of such security, we will receive the aggregate exercise price paid by such Selling Stockholder in connection with any such exercise. We intend to use those proceeds, if any, for general corporate purposes.

PLAN OF DISTRIBUTION

The purpose of the prospectus is to permit the Selling Stockholders, if they desire, to offer for sale and sell the Shares they acquired or will acquire pursuant to the Plans at such times and at such places as the Selling Stockholders choose.

The decision to exercise options for Shares, or to sell any Shares, is within the discretion of the holders thereof, subject generally to the Company’s policies affecting the timing and manner of sale of Common Stock by certain individuals. There can be no assurance that any of the options will be exercised or any Shares will be sold by the Selling Stockholders.

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Subsequent to exercise, if any, each Selling Stockholder is free to offer and sell his Shares at such times, in such manner and at such prices as he or she shall determine. The Selling Stockholders have advised the Company that sales of Shares may be effected from time to time in one or more types of transactions (which may include block transactions) on the OTCBB (or such other market, if any, on which our Common Stock may be listed or quoted), in negotiated transactions, through the writing of options on the Shares, through settlement of short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares and that there is no underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholders.

The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Exchange Act, no person engaged in the distribution of the Shares may simultaneously engage in market making activities with respect to our Common Stock for a restricted period before the commencement of the distribution. In addition, the Company has informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market, the provisions of which may limit the timing of purchases and sales of the Shares by the Selling Stockholders.

LEGAL MATTERS

Certain legal matters with respect to the Common Stock offered hereby will be passed upon by Duane Morris LLP, our legal counsel.

EXPERTS

The financial statements of Enumeral Biomedical Holdings, Inc. and its wholly owned subsidiaries, Enumeral Biomedical Corp. and Enumeral Securities Corporation, for the fiscal years ended December 31, 2014 and 2013, incorporated by reference herein and in the registration statement in reliance upon the reports of Friedman, LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.

The following documents filed with the Securities and Exchange Commission by the Company are incorporated by reference in this Registration Statement:

(i)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

(ii)	our Current Report on Form 8-K for the events occurring on March 19, 2015 and April 7, 2015; and

(iii)	the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on April 3, 2015, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

The Delaware General Corporation Law (the “DGCL”) and our Amended and Restated Certificate of Incorporation (the “Certificate”) allow us to indemnify our officers and directors from certain liabilities and our Certificate states that every director, to the fullest extent permitted by the DGCL, will not be held personally liable for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

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Our Certificate and our Bylaws provide that we will indemnify, to the fullest extent permitted by applicable law, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or an officer of the Corporation or, while a director or an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss (including liabilities arising under the Securities Act) suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Our Certificate and Bylaws also provide for the advancement of expenses (including attorney’s fees) incurred in defending any such Proceeding in advance of its final disposition.

Our Bylaws provide that if an indemnification claim is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnified Person may bring suit against the Corporation to recover the unpaid amount of the claim to the fullest extent permitted by law. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnified Person shall be entitled to be paid also the expense of prosecuting or defending such suit.

In addition to the indemnification in our Certificate and Bylaws, we have entered into indemnification agreements with each member of our board of directors and each of our executive officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities (including liabilities arising under the Securities Act) incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Our Bylaws provide that we may maintain insurance, at our expense, to protect us and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL. We have an insurance policy covering our directors and officers with respect to certain liabilities, including liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by us.

The limitation of liability and indemnification provisions may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

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As discussed above, our Certificate, Bylaws, and indemnification agreement provide for indemnification of our officers or directors against liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be required or permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K/A filed with the SEC on August 8, 2014.)

4.2	Amended and Restated By-laws. (Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K/A filed with the SEC on August 8, 2014.)

4.3	Enumeral Biomedical Holdings, Inc. 2014 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.11 to the Company’s Form 8-K/A filed with the SEC on August 8, 2014.)

4.4	Amendment No. 1 to Enumeral Biomedical Holdings, Inc.’s 2014 Equity Incentive Plan, adopted on December 1, 2014. (Incorporated by reference to Exhibit 10.3 of the Company’s Form 8-K filed with the SEC on December 4, 2014.)

5	Opinion and consent of Duane Morris LLP (filed herewith).

23.1	Consent of Friedman, LLP (filed herewith).

23.2	Consent of Duane Morris LLP (included in Exhibit 5).

24	Powers of Attorney (included on signature page).

Item 9.   Undertakings.

(a)             The undersigned registrant hereby undertakes:

    (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

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(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        If the registrant is relying on Rule 430B:

    (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii)       If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 pursuant to the Securities Act;

(ii)      any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 10th day of April, 2015.

Enumeral Biomedical Holdings, Inc.

By:	/s/ Arthur H. Tinkelenberg, Ph.D.
Arthur H. Tinkelenberg, Ph.D.
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of John J. Rydzewski and Arthur H. Tinkelenberg, Ph.D., acting individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ John J. Rydzewski John J. Rydzewski	Director and Executive Chairman of the Board	April 10, 2015
/s/ Arthur H. Tinkelenberg, Ph.D. Arthur H. Tinkelenberg, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	April 10, 2015
/s/ Barry Buckland, Ph.D. Barry Buckland, Ph.D.	Director	April 10, 2015
/s/ Allan Rothstein Allan Rothstein	Director	April 10, 2015
/s/ Paul J. Sekhri Paul J. Sekhri	Director	April 10, 2015

/s/ Robert L. Van Nostrand Robert L. Van Nostrand	Director	April 10, 2015

/s/ Daniel B. Wolfe, Ph.D. Daniel B. Wolfe, Ph.D.	Director	April 10, 2015

/s/ Kevin G. Sarney Kevin G. Sarney	Vice President of Finance, Chief Accounting Officer and Treasurer (principal financial officer and principal accounting officer)	April 10, 2015

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EXHIBIT INDEX

Exhibit No.	Description

5	Opinion and consent of Duane Morris LLP (filed herewith).

23.1	Consent of Friedman, LLP (filed herewith).

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